Exhibit 10.25

AMENDMENT #1 TO THE SENIOR SECURED CONVERTIBLE PROMISSORY

NOTE AND NET PROFITS INTEREST AGREEMENT DATED MARCH 4, 2019

THIS AMENDMENT #1 TO THE SENIOR SECURED CONVERTIBLE PROMISSORY NOTE AND NET PROFITS INTEREST AGREEMENT DATED MARCH 4, 2019 (the “Amendment”) is made effective as of January 21, 2020 (the “Effective Date”), by and between Foothills Exploration, Inc., a Delaware corporation (the “Company”), and FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (the “Holder”) (collectively the “Parties”).

BACKGROUND

A. The Company and Holder are the parties to that certain senior secured convertible promissory note originally issued by the Company to the Holder on March 4, 2019, in the original principal amount of $705,882.35 (the “Note”), pursuant to that certain securities purchase agreement of even date (the “SPA”); and

B. The Parties entered into a net profits interest agreement dated March 4, 2019 (the “Profits Agreement”) in connection with the issuance of the Note.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. The Company and Holder hereby acknowledge that the total outstanding balance owed under the Note as of the Effective Date is $800,000.00.

2. The Company and Holder hereby acknowledge that the Conversion Price (as defined in the Note) under the original terms of the Note is currently equal to the lower of (i) the Fixed Conversion Price (as defined in the Note) or (ii) the Alternate Conversion Price (as defined in the Note), subject to further adjustment as provided in the Note.

3. The Company shall wire $25,000.00 (the “First Cash Payment”) to the Holder on or before January 21, 2020 (the “First Deadline”). The Company shall wire $775,000.00 (the “Second Cash Payment”) to the Holder on or before February 28, 2020 (the “Second Deadline”).

4. The reference to “September 1, 2022” in Section 1 of the Profits Agreement shall be replaced with “March 1, 2026”.

5. So long as the Company complies with the terms of this Amendment, the Holder shall not enforce an event of default under Section 3.1 of the Note due to the Company’s failure to pay the Note by the Maturity Date (as defined in the Note).

6. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Note. Except as specifically modified hereby, all of the provisions of the Note, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Foothills Exploration, Inc.		FirstFire Global Opportunities Fund, LLC

		By:	FirstFire Capital Management, LLC, its manager

By:		By:

Name:	B. P. Allaire	Name:	Eli Fireman

Title:	Chief Executive Officer

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